FOR IMMEDIATE RELEASE

HENRY SCHEIN REPORTS RECORD SECOND QUARTER 2019 FINANCIAL RESULTS

FROM CONTINUING OPERATIONS

•          GAAP diluted EPS from continuing operations of $0.78, up 8.3% over prior-year GAAP diluted EPS from continuing operations

•          Non-GAAP diluted EPS from continuing operations of $0.84, up 10.5% over prior-year non-GAAP diluted EPS from continuing operations

•          Company provides 2019 GAAP diluted EPS from continuing operations guidance range representing year-over-year growth of 18% to 23%; affirms 2019 non-GAAP diluted EPS from continuing operations guidance range representing year-over-year growth of 7% to 10%

MELVILLE, N.Y., August 6, 2019 – Henry Schein, Inc. (Nasdaq: HSIC), the world’s largest provider of health care solutions to office-based dental and medical practitioners, today reported record second quarter financial results from continuing operations. Results from continuing operations exclude contributions from Henry Schein’s former Animal Health business, which was spun off in February 2019 to form a new publicly traded company, Covetrus.

Net sales from continuing operations for the quarter ended June 29, 2019, were $2.4 billion, an increase of 5.7% compared with the second quarter of 2018. The 5.7% increase consisted of 7.8% growth in local currencies and a 2.1% decline related to foreign currency exchange. In local currencies, internally generated sales increased 3.5% and growth from acquisitions was 4.3%. Excluding approximately $23.9 million in low-margin corporate revenues from product sales to Covetrus under the transition services agreement entered into in connection with the Animal Health spin-off, internal sales growth in local currencies was approximately 2.4% (see Exhibit A for details of sales growth).

Net income attributable to Henry Schein, Inc. from continuing operations for the second quarter of 2019 was $116.8 million, or $0.78 per diluted share, compared with prior-year net income from continuing operations of $110.6 million, or $0.72 per diluted share. Non-GAAP net income from continuing operations for the second quarter of 2019 was $125.7 million, or $0.84 per diluted share, compared with non-GAAP net income from continuing operations of $117.0 million, or $0.76 per diluted share, for the second quarter of 2018. Non-GAAP results for the second quarter of 2019 and 2018 exclude certain costs noted in Exhibit B, which provides a reconciliation of GAAP net income and diluted EPS from continuing operations to non-GAAP net income and diluted EPS from continuing operations.

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“We are pleased to deliver solid year-over-year  growth in earnings per share from continuing operations in the second quarter of 8.3% on a GAAP basis and 10.5% on a non-GAAP basis. This growth reflects our progress with infrastructure optimization as we position Henry Schein for continued gains in the global dental and medical markets. Softness in North America Dental and Technology and Value-Added Services sales was offset by solid growth in dental sales in the DACH region, dental specialty sales and medical sales,” said Stanley M. Bergman, Chairman of the Board and Chief Executive Officer of Henry Schein.

“Although we believe second quarter growth in the U.S. dental end market was slower than in recent quarters, we note that market growth rates in any particular quarter may vary, and we had a difficult comparable in the prior year. We affirm our belief that the global dental and medical markets remain generally stable, and that we are well positioned to continue to grow our presence in the end markets we serve.”

Dental sales of $1.6 billion decreased 0.7%, consisting of 2.1% growth in local currencies and a 2.8% decline related to foreign currency exchange. In local currencies, internally generated sales increased 0.7% and growth from acquisitions was 1.4%. The 0.7% internal growth in local currencies included 0.3% growth in North America and 1.3% growth internationally.

“In North America, second quarter dental consumables internal sales growth of 1.3% in local currencies compares with a prior-year quarter that had strong sales growth of 4.7%, and is reflective of relatively low end market growth, yet we believe Henry Schein grew slightly faster than the market. Dental equipment internal sales declined by 2.9% in local currencies in the second quarter, mainly due to a decline in high-tech equipment sales,” commented Mr. Bergman.

“Internationally, dental consumables internal sales in local currencies grew by 2.3% and dental equipment internal sales in local currencies declined by 2.0%,” Mr. Bergman continued. “While we generated solid double-digit equipment sales growth in the second quarter in Germany and surrounding countries following the International Dental Show in March, this was offset by significantly lower sales in Brazil related to a change in our business model.”

Medical sales of $697.6 million increased 13.6%, consisting of 13.8% growth in local currencies and a 0.2% decline related to foreign currency exchange. In local currencies, internally generated sales increased 7.6% and growth from acquisitions was 6.2%.

“We are pleased with Medical internal sales growth of 7.6% in local currencies during the second quarter,” remarked Mr. Bergman. “Solid organic growth was complemented by our recent acquisition of North American Rescue. We believe our Medical group is well-positioned with large group practices, independent physician offices and alternate sites of care, with strong customer relationships in each category contributing to our growth.”

Technology and Value-Added Services sales from continuing operations of $125.1 million increased 39.9%, consisting of 41.2% growth in local currencies and a 1.3% decline related to foreign currency exchange. In local currencies, internally generated sales declined by 1.1% and growth from acquisitions was 42.3%. Growth from acquisitions was driven by the formation of Henry Schein One in the third quarter of 2018. Beginning in the third quarter of 2019, sales from Henry Schein One will be a component of internal sales growth.

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“North America Technology and Value-Added Services internal sales growth in local currencies declined by 1.8% on an as-reported basis. When normalizing for product switches from direct to agency sales and an ongoing transition of our technology platform to a cloud-based SaaS model, internal sales growth in local currencies increased by 0.7%. The year-over-year growth rate was negatively impacted by a decline in dental equipment sales, which led to lower financial services revenue.

“Internationally, internal Technology and Value-Added Services sales increased by 1.9% in local currencies. We are excited about the foundation we are building with Henry Schein One to deliver end-to-end management and marketing systems to improve digital dental practice workflow and the entire patient experience so that our customers build more successful and efficient practices,” said Mr. Bergman.

Stock Repurchase Plan

The Company repurchased approximately 1.2 million shares of its common stock during the second quarter at an average price of $64.95 per share, for a total of approximately $77 million. The impact of the repurchase of shares on second quarter 2019 diluted EPS was immaterial. At the end of the second quarter of 2019, Henry Schein had approximately $173 million authorized and available for future stock repurchases.

Year-to-Date Results

Net sales from continuing operations for the first half of 2019 were $4.8 billion, an increase of 4.8% compared with the first half of 2018.  This consisted of 7.2% growth in local currencies and a decline of 2.4% related to foreign currency exchange. In local currencies, internally generated sales increased 3.9% and growth from acquisitions was 3.3%.

Net income attributable to Henry Schein, Inc. from continuing operations for the first half of 2019 was $235.2 million, or $1.56 per diluted share, compared with net income from continuing operations of $222.2 million, or $1.44 per diluted share in the first half of 2018. Non-GAAP net income from continuing operations for the first half of 2019 was $246.3 million, or $1.64 per diluted share, compared with non-GAAP net income from continuing operations of $230.6 million, or $1.50 per diluted share, for the first half of 2018. Non-GAAP results for the first half of 2019 and 2018 exclude certain items noted in Exhibit B, which provides a reconciliation of GAAP net income and diluted EPS from continuing operations to non-GAAP net income and diluted EPS from continuing operations.

Restructuring Program

Henry Schein previously disclosed a comprehensive restructuring initiative designed to increase profitability by improving business efficiencies, reducing redundancies and maximizing the Company's infrastructure. The Company recorded a pretax restructuring charge in the second quarter of 2019 of $11.9 million, or $0.06 per diluted share. For the first half of 2019, Henry Schein recorded a pretax restructuring charge of $16.6 million, or $0.08 per diluted share. These charges primarily include severance pay and facility closing costs. This restructuring program is now complete and we do not expect to record any additional restructuring costs in the second half of 2019.

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2019 EPS Guidance

For 2019, Henry Schein today provided GAAP financial guidance and affirmed non-GAAP financial guidance. The Company’s Animal Health business was spun off to shareholders as of February 7, 2019, and that business is classified as a discontinued operation for all current and prior periods presented. Guidance is as follows:

•          2019 diluted EPS from continuing operations attributable to Henry Schein, Inc. is expected to be $3.31 to $3.43. This guidance reflects growth of 18% to 23% compared with 2018 GAAP diluted EPS from continuing operations of $2.80.

•          2019 non-GAAP diluted EPS from continuing operations attributable to Henry Schein, Inc. is expected to be $3.38 to $3.50, reflecting growth of 7% to 10% compared with 2018 non-GAAP diluted EPS from continuing operations of $3.17. Our outlook for 2019 non-GAAP diluted EPS from continuing operations excludes $0.08 of restructuring expenses and a $0.01 credit to income tax expense related to the animal health spin-off. 2018 non-GAAP diluted EPS from continuing operations excluded certain expenses and benefits, netting to a charge of $0.37 per diluted share, as reflected in Henry Schein’s fourth quarter and full year 2018 earnings press release.

•          Guidance for 2019 GAAP and non-GAAP diluted EPS attributable to Henry Schein, Inc. is for current continuing operations as well as completed or previously announced acquisitions, and does not include the impact of potential future acquisitions, if any. Guidance also assumes foreign exchange rates that are generally consistent with current levels.

Second Quarter 2019 Conference Call Webcast

The Company will hold a conference call to discuss second quarter 2019 financial results today, beginning at 10:00 a.m. Eastern time. Individual investors are invited to listen to the conference call through Henry Schein’s website at www.henryschein.com. In addition, a replay will be available beginning shortly after the call has ended.

About Henry Schein, Inc.

Henry Schein, Inc. (Nasdaq: HSIC) is a solutions company for health care professionals powered by a network of people and technology. With approximately 19,000 Team Schein Members worldwide, the Company's network of trusted advisors provides more than 1 million customers globally with more than 300 valued solutions that improve operational success and clinical outcomes. Our Business, Clinical, Technology, and Supply Chain solutions help office-based dental and medical practitioners work more efficiently so they can provide quality care more effectively. These solutions also support dental laboratories, government and institutional health care clinics, as well as other alternate care sites.

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Henry Schein operates through a centralized and automated distribution network, with a selection of more than 120,000 branded products and Henry Schein private-brand products in stock, as well as more than 180,000 additional products available as special-order items.

A FORTUNE 500 Company and a member of the S&P 500® and the Nasdaq 100® indexes, Henry Schein is headquartered in Melville, N.Y., and has operations or affiliates in 32 countries. The Company's sales from continuing operations reached $9.4 billion in 2018, and have grown at a compound annual rate of approximately 13 percent since Henry Schein became a public company in 1995.

For more information, visit Henry Schein at www.henryschein.com, Facebook.com/HenrySchein, and @HenrySchein on Twitter.

Cautionary Note Regarding Forward-Looking Statements and Use of Non-GAAP Financial Information

In accordance with the "Safe Harbor" provisions of the Private Securities Litigation Reform Act of 1995, we provide the following cautionary remarks regarding important factors that, among others, could cause future results to differ materially from the forward-looking statements, expectations and assumptions expressed or implied herein.  All forward-looking statements made by us are subject to risks and uncertainties and are not guarantees of future performance.  These forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance and achievements or industry results to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements.  These statements include EPS guidance and are generally identified by the use of such terms as "may," "could," "expect," "intend," "believe," "plan," "estimate," "forecast," "project," "anticipate" or other comparable terms.  A full discussion of our operations and financial condition, including factors that may affect our business and future prospects, is contained in documents we have filed with the United States Securities and Exchange Commission, or SEC, and will be contained in all subsequent periodic filings we make with the SEC. These documents identify in detail important risk factors that could cause our actual performance to differ materially from current expectations.

Risk factors and uncertainties that could cause actual results to differ materially from current and historical results include, but are not limited to: effects of a highly competitive and consolidating market; our dependence on third parties for the manufacture and supply of our products; our dependence upon sales personnel, customers, suppliers and manufacturers; our dependence on our senior management; fluctuations in quarterly earnings; risks from expansion of customer purchasing power and multi-tiered costing structures; increases in shipping costs for our products or other service issues with our third-party shippers; general global macro-economic conditions; risks associated with currency fluctuations; risks associated with political and economic uncertainty; disruptions in financial markets; volatility of the market price of our common stock; changes in the health care industry; implementation of health care laws; failure to comply with regulatory requirements and data privacy laws; risks associated with our global operations; transitional challenges associated with acquisitions, dispositions and joint ventures, including the failure to achieve anticipated synergies/benefits; financial and tax risks associated with acquisitions, dispositions and joint ventures; litigation risks; new or unanticipated litigation developments; the dependence on our continued product development, technical support and successful marketing in the technology segment; our dependence on third parties for certain technologically advanced components; increased competition by third party online commerce sites; risks from disruption to our information systems; cyberattacks or other privacy or data security breaches; certain provisions in our governing documents that may discourage third-party acquisitions of us; and changes in tax legislation. The order in which these factors appear should not be construed to indicate their relative importance or priority.

We caution that these factors may not be exhaustive and that many of these factors are beyond our ability to control or predict. Accordingly, any forward-looking statements contained herein should not be relied upon as a prediction of actual results. We undertake no duty and have no obligation to update forward-looking statements.

Included within the press release are non-GAAP financial measures that supplement the Company’s Consolidated Statements of Income prepared under generally accepted accounting principles (GAAP).  These non-GAAP financial measures adjust the Company’s actual results prepared under GAAP to exclude certain items.  In the schedules attached to

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this press release, the non-GAAP measures have been reconciled to and should be considered together with the Consolidated Statements of Income.  Management believes that non-GAAP financial measures provide investors with useful supplemental information about the financial performance of our business, enable comparison of financial results between periods where certain items may vary independent of business performance and allow for greater transparency with respect to key metrics used by management in operating our business. These non-GAAP financial measures are presented solely for informational and comparative purposes and should not be regarded as a replacement for corresponding, similarly captioned, GAAP measures.

CONTACTS:   Investors

Steven Paladino

Executive Vice President and Chief Financial Officer

steven.paladino@henryschein.com

(631) 843-5500

Carolynne Borders

Vice President, Investor Relations

carolynne.borders@henryschein.com

(631) 390-8105

Media

Ann Marie Gothard

Vice President, Corporate Media Relations

annmarie.gothard@henryschein.com

(631) 390-8169

(TABLES TO FOLLOW)

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HENRY SCHEIN, INC.
CONSOLIDATED STATEMENTS OF INCOME
(in thousands, except per share data)
(unaudited)

	Three Months Ended		Six Months Ended
	June 29,	June 30,	June 29,	June 30,
	2019	2018	2019	2018

Net sales	$2,447,827	$2,316,032	$4,808,095	$4,589,482
Cost of sales	1,680,396	1,597,704	3,288,974	3,152,025
Gross profit	767,431	718,328	1,519,121	1,437,457
Operating expenses:
Selling, general and administrative	593,218	552,723	1,167,826	1,106,937
Restructuring costs	11,925	8,497	16,566	11,172
Operating income	162,288	157,108	334,729	319,348
Other income (expense):
Interest income	3,654	3,724	8,425	7,177
Interest expense	(12,785)	(17,235)	(29,086)	(34,139)
Other, net	(1,416)	(437)	(1,835)	(1,187)
Income from continuing operations before taxes, equity in
earnings of affiliates and noncontrolling interests	151,741	143,160	312,233	291,199
Income taxes	(35,880)	(33,879)	(75,362)	(70,021)
Equity in earnings of affiliates	5,556	5,310	8,186	8,130
Net income from continuing operations	121,417	114,591	245,057	229,308
Income (loss) from discontinued operations	(2,221)	32,918	(11,217)	66,832
Net Income	119,196	147,509	233,840	296,140
Less: Net income attributable to noncontrolling interests	(4,664)	(3,955)	(9,891)	(7,138)
Less: Net (income) loss attributable to noncontrolling interests
from discontinued operations	-	(2,342)	366	(7,572)
Net income attributable to Henry Schein, Inc.	$114,532	$141,212	$224,315	$281,430
Amounts attributable to Henry Schein Inc.:
Continuing operations	$116,753	$110,636	$235,166	$222,170
Discontinued operations	(2,221)	30,576	(10,851)	59,260
Net income attributable to Henry Schein, Inc.	$114,532	$141,212	$224,315	$281,430

Earnings per share from continuing operations attributable to Henry Schein, Inc.:

Basic	$0.79	$0.72	$1.58	$1.45
Diluted	$0.78	$0.72	$1.56	$1.44

Earnings (loss) per share from discontinued operations attributable to Henry Schein, Inc.:

Basic	$(0.01)	$0.20	$(0.07)	$0.39
Diluted	$(0.01)	$0.20	$(0.07)	$0.38

Earnings per share attributable to Henry Schein, Inc.:

Basic	$0.77	$0.92	$1.50	$1.84
Diluted	$0.77	$0.92	$1.49	$1.83

Weighted-average common shares outstanding:
Basic	148,148	153,353	149,310	153,210
Diluted	149,423	154,189	150,560	154,163
Note: Certain prior period amounts have been reclassified to conform to the current period presentation.

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HENRY SCHEIN, INC.

CONSOLIDATED BALANCE SHEETS

(in thousands, except share and per share data)

	June 29,	December 29,
	2019	2018
	(unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$84,924	$56,885
Accounts receivable, net of reserves of $54,130 and $53,121	1,203,925	1,168,776
Inventories, net	1,367,516	1,415,512
Prepaid expenses and other	452,349	451,033
Assets of discontinued operations	-	1,083,014
Total current assets	3,108,714	4,175,220
Property and equipment, net	315,422	314,221
Operating lease right-of-use assets, net	236,113	-
Goodwill	2,431,103	2,081,029
Other intangibles, net	631,337	376,031
Investments and other	389,648	420,367
Assets of discontinued operations	-	1,133,659
Total assets	$7,112,337	$8,500,527

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$745,621	$785,756
Bank credit lines	242,787	951,458
Current maturities of long-term debt	9,136	8,280
Operating lease liabilities	68,288	-
Liabilities of discontinued operations	-	577,607
Accrued expenses:
Payroll and related	224,574	242,876
Taxes	108,590	154,613
Other	426,281	498,237
Total current liabilities	1,825,277	3,218,827
Long-term debt	973,147	980,344
Deferred income taxes	72,177	27,218
Operating lease liabilities	178,240	-
Other liabilities	329,568	357,741
Liabilities of discontinued operations	-	62,453
Total liabilities	3,378,409	4,646,583
Redeemable noncontrolling interests	287,714	219,724
Redeemable noncontrolling interests from discontinued operations	-	92,432
Commitments and contingencies

Stockholders' equity:
Preferred stock, $.01 par value, 1,000,000 shares authorized, none outstanding	-	-
Common stock, $.01 par value, 480,000,000 shares authorized,
147,823,846 outstanding on June 29, 2019 and
151,401,668 outstanding on December 29, 2018	1,478	1,514
Additional paid-in capital	65,356	-
Retained earnings	2,900,387	3,208,589
Accumulated other comprehensive loss	(139,944)	(248,771)
Total Henry Schein, Inc. stockholders' equity	2,827,277	2,961,332
Noncontrolling interests	618,937	580,456
Total stockholders' equity	3,446,214	3,541,788
Total liabilities, redeemable noncontrolling interests and stockholders' equity	$7,112,337	$8,500,527
Note: Certain prior period amounts have been reclassified to conform to the current period presentation.

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HENRY SCHEIN, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(in thousands, unaudited)

	Three Months Ended		Six Months Ended
	June 29,	June 30,	June 29,	June 30,
	2019	2018	2019	2018
Cash flows from operating activities:
Net income	$119,196	$147,509	$233,840	$296,140
Income (loss) from discontinued operations	(2,221)	32,918	(11,217)	66,832
Income from continuing operations	121,417	114,591	245,057	229,308
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	49,055	35,441	89,355	71,147
Stock-based compensation expense	12,662	13,355	19,772	21,054
Provision for losses on trade and other accounts receivable	2,192	2,545	3,976	5,328
Provision for deferred income taxes	(5,648)	(4,890)	2,284	(224)
Equity in earnings of affiliates	(5,556)	(5,310)	(8,186)	(8,130)
Distributions from equity affiliates	9,056	5,796	61,357	9,344
Changes in unrecognized tax benefits	1,221	(1,656)	4,435	757
Other	(2,284)	3,009	(1,045)	(2,078)
Changes in operating assets and liabilities, net of acquisitions:
Accounts receivable	(5,872)	(27,114)	(17,452)	(38,802)
Inventories	8,922	(6,800)	86,803	(68,010)
Other current assets	(44,316)	(14,136)	(62,098)	(4,448)
Accounts payable and accrued expenses	24,603	61,645	(125,472)	(103,378)
Net cash provided by operating activities from continuing operations	165,452	176,476	298,786	111,868
Net cash provided by (used in) operating activities from discontinued operations	(2,221)	111,354	(169,294)	105,018
Net cash provided by operating activities	163,231	287,830	129,492	216,886

Cash flows from investing activities:
Purchases of fixed assets	(14,790)	(16,586)	(30,708)	(30,229)
Payments for equity investments and business
acquisitions, net of cash acquired	(18,468)	(980)	(622,441)	(1,344)
Proceeds from sale of equity investment	-	-	10,500	-
Proceeds/(payments) for loan to affiliate	(72)	(13,700)	15,868	(18,200)
Other	(5,686)	(4,042)	(8,762)	(7,463)
Net cash used in investing activities from continuing operations	(39,016)	(35,308)	(635,543)	(57,236)
Net cash used in investing activities from discontinued operations	-	(4,166)	(2,064)	(17,404)
Net cash used in investing activities	(39,016)	(39,474)	(637,607)	(74,640)

Cash flows from financing activities:
Proceeds from (repayments of) bank borrowings	(56,895)	226,162	(709,012)	438,217
Proceeds from issuance of debt	-	-	741	100,000
Principal payments for long-term debt	(1,662)	(16,741)	(9,038)	(24,082)
Debt issuance costs	(391)	(147)	(391)	(177)
Proceeds from issuance of stock upon exercise of stock options	-	-	34	3,022
Payments for repurchases of common stock	(76,782)	(53,355)	(226,782)	(53,355)
Payments for taxes related to shares withheld for employee taxes	(856)	(2,653)	(10,527)	(17,665)
Distribution received related to Animal Health Spin-off	-	-	1,120,000	-
Proceeds related to Animal Health Share Sale	-	-	361,090	-
Proceeds from (distributions to) noncontrolling stockholders	(2,807)	(4,129)	49,398	(4,678)
Acquisitions of noncontrolling interests in subsidiaries	3,787	(24,723)	(2,270)	(286,156)
Proceeds from (payments to) Henry Schein Animal Health Business	11,816	(267,241)	(212,957)	(290,744)
Net cash provided by (used in) financing activities from continuing operations	(123,790)	(142,827)	360,286	(135,618)
Net cash provided by (used in) financing activities from discontinued operations	2,221	(107,200)	150,274	(86,650)
Net cash provided by (used in) financing activities	(121,569)	(250,027)	510,560	(222,268)

Effect of exchange rate changes on cash & cash equivalents-continuing operations	(5,837)	11,733	4,510	13,305
Effect of exchange rate changes on cash & cash equivalents-discontinued operations	-	2,024	(2,240)	3,380
Net change in cash and cash equivalents from continuing operations	(3,191)	10,074	28,039	(67,681)
Net change in cash and cash equivalents from discontinued operations	-	2,012	(23,324)	4,344
Cash and cash equivalents, beginning of period	88,115	80,247	56,885	158,002
Cash and cash equivalents, end of period	$84,924	$90,321	$84,924	$90,321

Note: Certain prior period amounts have been reclassified to conform to the current period presentation.

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Exhibit A - QTD Sales

Henry Schein, Inc.
2019 Second Quarter
Sales Summary
(in thousands)
(unaudited)

Q2 2019 over Q2 2018

Global	Q2 2019	Q2 2018	Total Sales Growth	Foreign Exchange Growth	Local Currency Growth	Acquisition Growth	Local Internal Growth

Dental	$1,601,351	$1,612,651	-0.7%	-2.8%	2.1%	1.4%	0.7%

Medical	697,558	614,025	13.6%	-0.2%	13.8%	6.2%	7.6%

Total Health Care Distribution	2,298,909	2,226,676	3.2%	-2.1%	5.3%	2.7%	2.6%

Technology and value-added services	125,050	89,356	39.9%	-1.3%	41.2%	42.3%	-1.1%

Total excluding Corporate TSA Revenue	2,423,959	2,316,032	4.7%	-2.0%	6.7%	4.3%	2.4%

Corporate TSA revenues (1)	23,868	-	n/a	n/a	n/a	n/a	n/a
Total Global	$2,447,827	$2,316,032	5.7%	-2.1%	7.8%	4.3%	3.5%
North America	Q2 2019	Q2 2018	Total Sales Growth	Foreign Exchange Growth	Local Currency Growth	Acquisition Growth	Local Internal Growth

Dental	$975,372	$975,144	0.0%	-0.4%	0.4%	0.1%	0.3%

Medical	678,358	593,793	14.2%	0.0%	14.2%	6.4%	7.8%

Total Health Care Distribution	1,653,730	1,568,937	5.4%	-0.2%	5.6%	2.5%	3.1%

Technology and value-added services	108,504	72,565	49.5%	-0.1%	49.6%	51.4%	-1.8%

Total excluding Corporate TSA Revenue	1,762,234	1,641,502	7.4%	-0.2%	7.6%	4.7%	2.9%

Corporate TSA revenues (1)	1,760	-	n/a	n/a	n/a	n/a	n/a

Total North America	$1,763,994	$1,641,502	7.5%	-0.2%	7.7%	4.7%	3.0%

International	Q2 2019	Q2 2018	Total Sales Growth	Foreign Exchange Growth	Local Currency Growth	Acquisition Growth	Local Internal Growth

Dental	$625,979	$637,507	-1.8%	-6.6%	4.8%	3.5%	1.3%

Medical	19,200	20,232	-5.1%	-6.1%	1.0%	0.0%	1.0%

Total Health Care Distribution	645,179	657,739	-1.9%	-6.6%	4.7%	3.5%	1.2%

Technology and value-added services	16,546	16,791	-1.5%	-6.4%	4.9%	3.0%	1.9%

Total excluding Corporate TSA Revenue	661,725	674,530	-1.9%	-6.6%	4.7%	3.4%	1.3%

Corporate TSA revenues (1)	22,108	-	n/a	n/a	n/a	n/a	n/a
Total International	$683,833	$674,530	1.4%	-6.5%	7.9%	3.4%	4.5%

(1)     Corporate TSA revenues represents sales of certain animal health products to Covetrus under the transition services agreement entered into in connection with the Animal Health spin-off, which we expect to continue through 2020.

Note: Certain prior quarter amounts have been reclassified to conform to the current period presentation.

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Exhibit A - YTD Sales

Henry Schein, Inc.
2019 Second Quarter Year to Date
Sales Summary
(in thousands)
(unaudited)

Q2 2019 YTD over Q2 2018 YTD

Global	Q2 2019	Q2 2018	Total Sales Growth	Foreign Exchange Growth	Local Currency Growth	Acquisition Growth	Local Internal Growth

Dental	$3,147,819	$3,160,209	-0.4%	-3.4%	3.0%	1.1%	1.9%

Medical	1,381,218	1,254,425	10.1%	-0.2%	10.3%	4.0%	6.3%

Total Health Care Distribution	4,529,037	4,414,634	2.6%	-2.5%	5.1%	1.9%	3.2%

Technology and value-added services	240,560	174,848	37.6%	-1.4%	39.0%	38.6%	0.4%

Total excluding Corporate TSA Revenue	4,769,597	4,589,482	3.9%	-2.4%	6.3%	3.2%	3.1%

Corporate TSA revenues (1)	38,498	-	n/a	n/a	n/a	n/a	n/a
Total Global	$4,808,095	$4,589,482	4.8%	-2.4%	7.2%	3.3%	3.9%

North America	Q2 2019	Q2 2018	Total Sales Growth	Foreign Exchange Growth	Local Currency Growth	Acquisition Growth	Local Internal Growth

Dental	$1,898,966	$1,879,185	1.1%	-0.4%	1.5%	0.1%	1.4%

Medical	1,340,653	1,213,186	10.5%	0.0%	10.5%	4.2%	6.3%

Total Health Care Distribution	3,239,619	3,092,371	4.8%	-0.2%	5.0%	1.7%	3.3%

Technology and value-added services	207,421	141,806	46.3%	-0.1%	46.4%	46.9%	-0.5%

Total excluding Corporate TSA Revenue	3,447,040	3,234,177	6.6%	-0.2%	6.8%	3.6%	3.2%

Corporate TSA revenues (1)	3,021	-	n/a	n/a	n/a	n/a	n/a
Total North America	$3,450,061	$3,234,177	6.7%	-0.2%	6.9%	3.6%	3.3%

International	Q2 2019	Q2 2018	Total Sales Growth	Foreign Exchange Growth	Local Currency Growth	Acquisition Growth	Local Internal Growth

Dental	$1,248,853	$1,281,024	-2.5%	-7.6%	5.1%	2.5%	2.6%

Medical	40,565	41,239	-1.6%	-7.1%	5.5%	0.0%	5.5%

Total Health Care Distribution	1,289,418	1,322,263	-2.5%	-7.6%	5.1%	2.4%	2.7%

Technology and value-added services	33,139	33,042	0.3%	-7.2%	7.5%	3.1%	4.4%

Total excluding Corporate TSA Revenue	1,322,557	1,355,305	-2.4%	-7.6%	5.2%	2.4%	2.8%

Corporate TSA revenues (1)	35,477	-	n/a	n/a	n/a	n/a	n/a
Total International	$1,358,034	$1,355,305	0.2%	-7.6%	7.8%	2.4%	5.4%

(1)     Corporate TSA revenues represents sales of certain animal health products to Covetrus under the transition services agreement entered into in connection with the Animal Health spin-off, which we expect to continue through 2020.

Note: Certain prior quarter amounts have been reclassified to conform to the current period presentation.

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Exhibit B

Henry Schein, Inc.
2019 Second Quarter and YTD
Reconciliation of reported GAAP net income from continuing operations and diluted EPS from continuing operations attributable to Henry Schein, Inc.
to non-GAAP net income from continuing operations and
diluted EPS from continuing operations attributable to Henry Schein, Inc.
(in thousands, except per share data)
(unaudited)

	Second Quarter			Year-to-Date
			%			%
	2019	2018	Growth	2019	2018	Growth
Net Income from continuing operations attributable to Henry Schein, Inc.	$116,753	$110,636	5.5%	$235,166	$222,170	5.8%
Diluted EPS from continuing operations attributable to Henry Schein, Inc.	$0.78	$0.72	8.3%	$1.56	$1.44	8.3%

Non-GAAP Adjustments
Restructuring costs - Pre-tax (1)	$11,925	$8,497		$16,566	$11,172
Income tax benefit for restructuring costs (1)	(2,982)	(2,124)		(4,142)	(2,765)
Tax credit related to Animal Health spin-off (2)	-	-		(1,333)	-
Total non-GAAP adjustments to Net Income from continuing operations	$8,943	$6,373		$11,091	$8,407

Non-GAAP adjustments to diluted EPS from continuing operations	$0.06	$0.04		$0.07	$0.05

Non-GAAP Net Income from continuing operations attributable to Henry Schein, Inc.	$125,696	$117,009	7.4%	$246,257	$230,577	6.8%
Non-GAAP diluted EPS from continuing operations attributable to Henry Schein, Inc.	$0.84	$0.76	10.5%	$1.64	$1.50	9.3%

Management believes that non-GAAP financial measures provide investors with useful supplemental information about the financial performance of our business, enable comparison of financial results between periods where certain items may vary independent of business performance and allow for greater transparency with respect to key metrics used by management in operating our business. These non-GAAP financial measures are presented solely for informational and comparative purposes and should not be regarded as a replacement for corresponding, similarly captioned, GAAP measures.  Earnings per share numbers may not sum due to rounding.

(1)      Represents Q2 2019 restructuring costs of $11,925, net of $2,982 tax benefit, resulting in an after-tax effect of $8,943 and YTD 2019 restructuring costs of $16,566, net of $4,142 tax benefit, resulting in an after-tax effect of $12,424.  Represents Q2 2018 restructuring costs of $8,497, net of $2,124 tax benefit, resulting in an after-tax effect of $6,373 and YTD 2018 restructuring costs of $11,172, net of $2,765 tax benefit, resulting in an after-tax effect of $8,407.

(2)      Represents a change in estimate of $1,333 to income tax expense related to a one-time tax expense recorded in Q4 2018 as a result of a reorganization of legal entities completed in preparation for the Animal Health spin-off, which was completed on February 7, 2019.

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